                                                                Exhibit 99.2

                              CONSENT OF DIRECTOR



     I, James D. Isbister, hereby consent to act as a director of Flagstar Bancorp, Inc. (the "Company"), effective upon consummation of the offering of the Company's common stock as set forth in the Prospectus contained in the Company's Registration Statement on Form S-1 (File No. 333-21621). I also consent to reference to the undersigned in the Prospectus under the caption "Management."


                                   /s/ James D. Isbister         March 31, 1997
                                ---------------------------      --------------
                                       James D. Isbister              Date